UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2006

CURATIVE HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-50371	51-0467366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

61 Spit Brook Road
Nashua, New Hampshire 03060

(Address of principal executive offices) (zip code)

(603) 888-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Changes in Chief Financial Officer

As previously disclosed in a Form 8-K filed on December 5, 2005, Thomas Axmacher, the Company’s Chief Financial Officer, has resigned from that position and all other officer and director positions for the Company and its subsidiaries, effective as of April 30, 2006. On May 1, 2006, the Board of Directors of the Company elected John C. Prior, the Company’s Chief Operating Officer, to the position of  Chief Financial Officer. Mr. Prior will also continue to serve as the Company’s Chief Operating Officer and as a director on the Company’s Board of Directors.

Business Background of John C. Prior

John C. Prior, 52, was named Chief Financial Officer of the Company in May 2006, Chief Operating Officer of the Company in November 2004, and has been a director of the Company since April 2001. Prior to being elected as Chief Operating Officer, he served as President of the Company’s Wound Care Management business unit from March 2001 to November 2004, Executive Vice President and General Manager of the Company from September 2000 to March 2001, and as Interim Chief Executive Officer from March 2001 to September 2001. From August 1995 until September 2000, Mr. Prior served as Senior Vice President, Finance and Chief Financial Officer of the Company. Mr. Prior served as Vice President of Finance from February 1991 to August 1995 and as Secretary from October 1993 until September 2001. From July 1987 to February 1991 he also served as Controller of the Company. From 1979 to 1987, Mr. Prior held a variety of positions in the Health Care Auditing/Consulting Group of KPMG Peat Marwick and was promoted to Senior Manager in 1984. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Mr. Prior’s Employment Agreement

Mr. Prior has an employment agreement under which he receives an annual base salary and is entitled to participate in any incentive compensation program in effect from time to time for executives of the Company. The annual base salary of Mr. Prior under his employment agreement as of December 31, 2005 was $325,000. The salary under Mr. Prior’s employment agreement is subject to annual review and increase by the Compensation Committee. Mr. Prior’s employment agreement has an initial term of one year and renews automatically for additional one-year periods unless notice of termination is given at least three months prior to renewal. The Company intends to assume Mr. Prior’s employment agreement in connection with the Company’s Prepackaged Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code, dated February 6, 2006 (the “Prepackaged Plan”).

The Company may terminate Mr. Prior’s employment agreement at any time with or without cause upon 30 days’ prior written notice to Mr. Prior, and Mr. Prior may terminate his employment agreement at any time upon 30 days’ prior written notice to the Company. In the event the Company terminates Mr. Prior’s employment agreement without cause prior to a change of control (defined therein) or elects not to renew, Mr. Prior will be entitled to receive a lump sum severance payment equal to his then current base salary plus the arithmetic average of payments made to him pursuant to the Company’s Executive Bonus Compensation Program with respect to the three years immediately preceding the fiscal year in which the date of termination occurs. In addition, to the extent not otherwise required under the Company’s stock option plan, any unvested stock option awards that would have vested during the twelve-month period following the date of termination shall vest and become immediately exercisable in full. If Mr. Prior’s employment agreement is terminated (or not renewed) by the Company without cause or by Mr. Prior for good reason during the twelve-month period immediately following a change in control (or is terminated or not renewed prior to a change in control at the request or insistence of any person in connection with a change in control), Mr. Prior shall be entitled to a lump sum severance payment equal to the product of two times the sum of the then current annual base salary plus the arithmetic average of payments made to him pursuant to the Company’s Executive Bonus Compensation Program with respect to the three fiscal years immediately preceding the fiscal year in which the date of termination occurs. In addition, to the extent not otherwise required under the Company’s stock option plan any unvested stock option awards shall vest and become immediately exercisable in full. Mr. Prior’s employment agreement also restricts him from competing with the Company under certain circumstances during his employment with the Company and for a period of two years thereafter.

Certain Transactions

In December 2001 and January 2002, in order to encourage the executive officers of the Company to increase their equity stake in the Company, the Board of Directors offered to accelerate the exercisability of certain options held by executive officers (provided that the underlying shares could not be sold until such time, if any, as the option would have become exercisable under its original terms) and to provide the directors and officers with loans to cover 80% of the aggregate exercise price of any options they elected to exercise. Under this program, in 2002,  Mr. Prior borrowed $600,870 to fund 80% of the exercise price of certain options. This loan bore interest at an annual rate of 2.46% and matured three years from the date of origination, provided that, to the extent that any of the shares acquired pursuant to the exercise of the related option were sold, the proceeds of that sale must be used to repay the principal and interest due on the loan. As of March 1, 2005, such loan had been repaid in full.

Item 8.01 Other Events

On April 28, 2006, the Company filed its Plan Supplement with the United States Bankruptcy Court for the Southern District of New York in accordance with the terms of the Prepackaged Plan.

Attached hereto are revised forms of the Reorganized Debtors’ Certificates of Incorporation, Reorganized Debtors’ By-laws and the Registration Rights Agreement that have been amended since they were initially filed in a Form 8-K on March 6, 2006, in accordance with Section 15.16 of the Prepackaged Plan.

Additionally, in accordance with Section 15.16 of the Prepackaged Plan, the Company is furnishing the terms of the credit facility to be entered into by the Reorganized Debtors as either borrowers or guarantors and those entities identified as Lenders therein (the “Exit Financing”), the names of the officers and directors of each of the Reorganized Debtors and the forms of the Curative General Unsecured Note, the Apex General Unsecured Note and the EbioCare General Unsecured Note . Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prepackaged Plan. A copy of these documents is attached to this Form 8-K as Exhibits 99.1- 99.16.

Pursuant to Section 15.16 of the Plan, the Company reserves its right to amend the Plan Supplement from time to time and to file any such amendments with the Bankruptcy Court.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.*

99.1           Amended and Restated Certificate of Incorporation of Critical Care Systems International, Inc. (reorganized Curative Health Services, Inc.)

99.2          Amended and Restated By-laws of Critical Care Systems International, Inc. (reorganized Curative Health Services, Inc.)

99.3          Amended and Restated Certificate of Incorporation of Critical Care Systems of New York, Inc. (reorganized Curative Health Services of New York, Inc.)

99.4          Amended and Restated By-laws of Critical Care Systems of New York, Inc. (reorganized Curative Health Services of New York, Inc.)

99.5          Amended and Restated Certificate of Incorporation of Wound Care Centers, Inc. (reorganized Curative Health Services, Co.)

99.6          Amended and Restated By-laws of Wound Care Centers, Inc. (reorganized Curative Health Services, Co.)

99.7          Amended and Restated Certificate of Incorporation of HCS, Inc. (reorganized EBIOCARE.COM, Inc.)

99.8          Amended and Restated By-laws of HCS, Inc. (reorganized EBIOCARE.COM, Inc.)

99.9          Amended and Restated Certificate of Incorporation of CCS America, Inc. (reorganized Apex Therapeutic Care, Inc.)

99.10    Amended and Restated By-laws of CCS America, Inc. (reorganized Apex Therapeutic Care, Inc.)

99.11    Registration Rights Agreement by and among Critical Care Systems International, Inc. (reorganized Curative Health Services, Inc.) and the Holders named therein

99.12    Terms of the Exit Financing

99.13    List of officers and directors of each of the Reorganized Debtors

99.14    Curative General Unsecured Note

99.15    Apex General Unsecured Note

99.16    EbioCare General Unsecured Note

*        We are furnishing under Item 8.01 of Form 8-K the information included as Exhibits 99.1 – 99.16 to this report. The materials attached hereto as Exhibits 99.1 – 99.16 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 4, 2006

CURATIVE HEALTH SERVICES, INC.

By:	/s/ John C. Prior
John C. Prior
Chief Financial Officer